PROXY CARD

                          Judge Imaging Systems, Inc.

                         Special Meeting of Shareholders
                             _________________, 1996

     The undersigned hereby appoints Martin E. Judge, Jr. and Katharine Wiercinski (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders (the "Meeting") of Judge Imaging Systems, Inc. ("JIS") to be held at the offices of JIS, Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004 at 10:00 a.m. (Eastern Standard Time) on ____________, __________________, 1996, and at any
adjournment thereof. The Proxies shall cast votes according to the number of shares of JIS Common and/or Series A Preferred Stock which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF JIS AND THE PROXY STATEMENT DATED ______________________, 1996.

THIS PROXY IS SOLICITED AND PROPOSED BY THE BOARD OF DIRECTORS OF JIS,
WHICH RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTIONS TO BE TAKEN ON THE FOLLOWING PROPOSAL IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

     Proposal to approve and adopt an Agreement and Plan of Merger pursuant to which (i) JIS will be merged with and into Judge Acquisition, Inc., a wholly-owned subsidiary of The Judge Group, Inc.; (ii) Acquisition will amend its Certificate of Incorporation to change its name to "Judge Imaging Systems, Inc.;" (iii) each outstanding share of JIS Common Stock and JIS Series A Preferred Stock, other than shares already owned by Judge Group, or those to which statutory dissenters' rights of appraisal are exercised, will be converted into the right to receive that number of Judge Group Common Shares equal to $2.50 divided by the offering price to the public of the shares issued and sold by Judge Group in the initial public offering of Judge Group Common Shares to be completed currently with the Merger; and
     (iv) each share of JIS Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled at the Effective Time of the Merger.

                  |_| YES         |_| NO         |_| ABSTAIN
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     In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the Meeting, or any adjournment thereof, including any adjournment necessary to obtain requisite quorums and/or approvals.

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                                        Please sign above exactly as your
                                        name(s) appear(s) hereon. If a
                                        corporation, please sign in full
                                        corporate name by an authorized officer.
                                        If a partnership, please sign in
                                        partnership name by an authorized
                                        person. Each joint owner should sign
                                        personally. Fiduciaries should give full titles as such.

                                        ______________________, 1996
                                        (Please Date)

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